Exhibit 10(vii)

FORM OF

BITCOIN PURCHASE AND SALE MASTER AGREEMENT

THIS MASTER AGREEMENT (this “Agreement”) is made this      day of                     , 2016 (the “Effective Date”), by and between SolidX Management LLC, a company organized under the laws of the State of Delaware and having its principal place of business at 200 Park Avenue, New York, NY 10166 (the “Borrower”), and                     , a company organized under the laws of                      and having its principal place of business at                      (the “Lender”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, the Lender has agreed to extend a line of credit (the “Line of Credit”) to the Borrower, with a maximum limit of US$                     (the “Maximum Credit Limit”), for the purpose of providing the Borrower with short-term access to available funds and bitcoin in the Borrower’s Exchange Account with the Lender; and

WHEREAS, subject to the terms and conditions hereof, the Borrower has agreed to become obligated to the Lender for amounts borrowed under the line of credit.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including without limitation, the mutual consent of the parties hereto, the Borrower and the Lender hereby agree as follows:

1. Extension of Line of Credit. Subject to the terms and conditions hereof, the Lender hereby agrees to make advances, in both US Dollars and bitcoin, under the Line of Credit available to the Borrower from time to time in an aggregate principal amount not to exceed the Maximum Credit Limit.

2. Procedures. Upon receipt of notice from the Borrower to the Lender indicating Borrower’s intent to either buy or sell bitcoin, the Lender shall make an advance to the Borrower under the Line of Credit in an amount equal to the Maximum Credit Limit. In the event the Borrower intends to purchase bitcoin, the Lender will credit the Borrower’s Exchange Account immediately available funds in US Dollars in an amount equivalent to the Maximum Credit Limit. In the event the Borrower intends to sell bitcoin, the Lender will credit the Borrower’s Exchange Account immediately available bitcoin in an amount equivalent to the US Dollar Maximum Credit Limit.

a.	Bitcoin Purchase. Subsequent to the Borrower executing a purchase order, the Lender will initiate a transfer of the purchased bitcoin (“Purchased Bitcoin”) to the bitcoin address provided by the Borrower. After six (6) confirmations on the Bitcoin Blockchain of delivery of the Purchased Bitcoin to the Borrower’s bitcoin address, the Borrower will initiate a wire transfer to the Lender in US Dollars in an amount equivalent to the price of the Purchased Bitcoin.

b.	Bitcoin Sale. Subsequent to the Borrower executing a sale order (“Sold Bitcoin”), the Lender will initiate a wire transfer to the Borrower in US Dollar in an amount equivalent to the sale price of the Sold Bitcoin. Once the Borrower receives the wire transfer from the Lender, the Borrower will initiate a transfer of bitcoin in an amount equivalent to the Sold Bitcoin to the bitcoin address provided by the Lender.

3. Interest Rate. Interest shall not be charged or accrue on the advances outstanding under the Credit Line.

4. Payments.

(a) The Borrower may prepay any advance at any time in whole or in part, without premium or penalty.

(b) The unpaid balance of each advance shall be due and payable on the date that is three (3) Business Days (as defined below) (or such later date as the Lender may agree) after the receipt of the incoming wire amount with respect to which such advance was initially made. The amount of each advance (less any amounts prepaid) shall be repaid to the Lender by the Lender’s crediting the incoming wire amount with respect to which such advance was initially made when such incoming wire amount is received by the Lender. For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.

(c) All outstanding principal and any other unpaid amounts due under this Agreement shall be due and payable in full on the maturity date.

(d) All payments made by the Borrower hereunder will be made without setoff, deduction, counterclaim, or other defense of any kind.

5. Representations and Warranties. The Borrower represents to the Lender on the date hereof and on the date of each Advance made to the Borrower hereunder that this Agreement has been duly and validly authorized, executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies).

6. Events of Default. It is further understood that the following defaults shall constitute events of default hereunder and are hereinafter referred to as an “Event of Default” or “Events of Default”: (a) the failure of the Borrower to pay any principal amounts within three (3) Business Days of when due hereunder, (b) a material default in the performance of any of the other agreements, conditions, covenants, provisions or stipulations contained herein, (c) any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors or dissolution proceedings shall be instituted by or against the Borrower and shall not be dismissed within thirty (30) days of their initiation, or (d) any representation or warranty made herein proves to be untrue in any material respect as of the date of making or deemed making thereof.

7. Remedies. Upon the occurrence and during the continuation of any Event of Default, the Lender may, at its option, (a) declare the entire principal amount of the Advances outstanding hereunder immediately due and payable, (b) declare its commitment to make Advances under the Credit Line hereunder terminated, and (c) exercise all other rights and remedies available to the Lender herein, under applicable law. The Lender shall have the right to rescind any acceleration in payment of the principal amounts due hereunder for default, as aforesaid, if the Lender so elects, in which event this Agreement shall be construed, interpreted and enforced in the same manner as if the Lender had never elected to declare the unpaid principal balance hereof at once due and payable.

8. Rights and Remedies Cumulative. No delay or omission by the Lender in exercising any right or remedy herein shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies herein. All rights of the Lender stated herein are cumulative and in addition to all other rights provided by law.

9. Governing Law. This Agreement is governed by the laws of the State of New York, and any questions arising hereunder shall be construed or determined in accordance with such law.

10. Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile, to the respective address set forth below:

Borrower:

SolidX Management LLC

200 Park Avenue

New York, NY 10166

Attn:

Telefacsimile:             Email:

Lender:

[Address]

[Address]

Attn:

Telefacsimile:                                     Email:

Any party may change its address by giving any other party written notice of its new address as herein provided.

11. Modifications. All modifications or amendments to this Agreement shall be effective only when reduced to writing and signed by both parties hereto.

12. Entire Agreement. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior negotiations, understandings and agreements.

13. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that neither party may assign this Agreement or any rights or duties hereunder without the prior written consent of the other party (such consent to not be unreasonably withheld). Notwithstanding the foregoing, in the event of a change of control of Lender or Borrower, prior written consent shall not be required so such party provides the other party with written notice prior to the consummation of such change of control. For purposes of the foregoing, a “change of control” shall mean a transaction or series of related transactions in which a person or entity, or a group of affiliated (or otherwise related) persons or entities acquires from stockholders of the party shares representing more than fifty percent (50%) of the outstanding voting stock of the such party.

14. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision

15. Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile, email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile, email or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

16. Miscellaneous. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:

SolidX Management LLC

By:
Name:
Title:

LENDER:

By:
Name:
Title: